                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               Crown Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (4)  Date Filed:

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
                                CROWN GROUP, INC.
                    4040 NORTH MACARTHUR BOULEVARD, SUITE 100
                               IRVING, TEXAS 75038

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 19, 2000





To the Holders of Common Stock of
Crown Group, Inc.



         Notice is hereby given that the Annual Meeting of Stockholders of Crown Group, Inc., a Texas corporation (the "Company"), will be held in accordance with its Bylaws at the Four Seasons Hotel and Resort, 4150 North MacArthur Boulevard, Irving, Texas 75038, on Thursday, October 19, 2000, at 10:00 a.m., local time, for the following purposes:

         (1) To elect seven directors to serve for a term of one year and until their successors have been elected and qualified; and

         (2) To conduct such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record as of the close of business on August 25, 2000, will be entitled to notice of and to vote at said meeting or any adjournment thereof.


By Order of the Board of Directors.




Edward R. McMurphy
Chairman of the Board,
President and Chief Executive Officer

September 1, 2000



IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES.

                                CROWN GROUP, INC.
                    4040 NORTH MACARTHUR BOULEVARD, SUITE 100
                               IRVING, TEXAS 75038

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 19, 2000

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------



                             SOLICITATION OF PROXIES

         This Proxy Statement, which is first being mailed to stockholders on or about September 1, 2000, is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Crown Group, Inc. (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Four Seasons Hotel and Resort, 4150 North MacArthur Boulevard, Irving, Texas 75038, on Thursday, October 19, 2000, at 10:00 a.m., local time, and at any or all adjournments thereof. The address of the principal executive offices of the Company is 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038 and the Company's telephone number at such address is (972) 717-3423.

         The total cost of this solicitation will be borne by the Company. In addition to the U.S. mail, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the Annual Meeting.

         Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the Annual Meeting by notifying in writing the Secretary of the Company, Mark D. Slusser, at the offices of the Company, 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038, prior to the Annual Meeting date. In addition, if the person executing the proxy is present at the Annual Meeting, he may, but need not, revoke the proxy, by notice of such revocation to the Secretary of the Annual Meeting, and vote his shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein. Where no choice is specified, proxies will be voted FOR the election of the nominees for director named herein and, on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any proposal other than the election of directors, abstentions and broker non-votes would have the effect of a vote against the proposal.

         Only stockholders of record at the close of business on August 25, 2000 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each share of Common Stock issued and outstanding on such record date is entitled to one vote. As of August 18, 2000, the Company had outstanding 8,024,462 shares of Common Stock.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of August 18, 2000, with respect to ownership of the outstanding Common Stock by (i) all persons known to the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company (whose address is shown), (ii) each director and nominee for director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table on page 5, and
(iv) all directors and executive officers as a group. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares owned by him.

                                                        Number of Shares                      Percent
               Name                                     Beneficially Owned                    of Class
               ----                                     ------------------                    --------
         Edward R. McMurphy                                  1,014,540(1)                       11.7%
         4040 N. MacArthur Blvd., Suite 100
         Irving, Texas 75038

         Robert J. Kehl                                        971,667(2)                       12.1%
         Third St., Ice Harbor
         Dubuque, Iowa 52004

         Tilman J. Falgout, III                                694,000(3)                       8.4%
         4040 N. MacArthur Blvd., Suite 100
         Irving, Texas 75038

         Gerald L. Adams                                       447,500(4)                       5.6%
         1225 East 9th St.
         Lockport, Illinois 60441

         Gerard M. Jacobs                                      336,780(5)                       4.2%

         David J. Douglas                                       66,800(6)                         *

         John David Simmons                                     52,150(7)                         *

         Mark D. Slusser                                       124,500(8)                       1.5%

         All Directors and Executive                         3,707,937(9)                       40.4%
           Officers as a Group (8 persons)

-------------------------

* Less than 1%.

(1)  Includes 625,000 shares subject to presently exercisable stock options.

(2) Includes 956,667 shares issued in the name of Kehl River Boats, Inc., of which Mr. Kehl is president and a principal shareholder. Also includes 15,000 shares subject to presently exercisable stock options.

(3) Includes 267,500 shares subject to presently exercisable stock options and 400,000 shares held in a corporation controlled by Mr. Falgout.

(4)  Includes 17,500 shares subject to presently exercisable stock options.

(5) Includes 2,300 shares held by a corporation controlled by Mr. Jacobs, 38,000 shares owned by Mr. Jacobs' spouse, and 15,000 shares subject to presently exercisable stock options.

(6)  Includes 45,000 shares subject to presently exercisable stock options.

(7)  Includes 50,000 shares subject to presently exercisable stock options.

(8)  Includes 120,000 shares subject to presently exercisable stock options.

(9) Includes an aggregate of 1,155,000 shares subject to presently exercisable stock options, 402,300 shares held in corporations controlled by certain directors, 956,667 shares issued in the name of Kehl River Boats, Inc. of which a director is president and a principal shareholder, and 38,000 shares owned by a spouse of a director.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         Pursuant to the Bylaws of the Company, the Board of Directors has set the number of directors for the ensuing year at seven, all of whom are proposed to be elected at the Annual Meeting. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

         Members of the Board of Directors are elected annually to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

         The following persons have been nominated for election to the Board of Directors.

         EDWARD R. MCMURPHY, age 49, has served as the Company's Chief Executive Officer since July 1984. He has been a director of the Company since its inception in April 1983. From 1979 to June 1986, Mr. McMurphy served as President of Marion Properties, Inc., a real estate development company and former parent of the Company from July 1984 to June 1986.

         TILMAN J. FALGOUT, III, age 51, has served as Executive Vice President and General Counsel of the Company since March 1995 and as a director of the Company since September 1992. From 1978 until June 1995, Mr. Falgout was a partner in the law firm of Stumpf & Falgout, Houston, Texas.

         JOHN DAVID SIMMONS, age 64, has served as a director of the Company since August 1986. Since 1970, he has been President of Simmons & Associates, LLC, a real estate development company, and Management Resources LLC, a management consulting firm.

         DAVID J. DOUGLAS, age 36, has served as managing director of Tuesday Afternoon, Inc. (investment company) since January 1998. From February 1993 through December 1997, Mr. Douglas served as managing director of Triple S Capital Corporation (investment banking firm). From July 1989 through January 1993, Mr. Douglas served as Vice President of Hatchett Capital Group, Inc. (investment banking firm). From 1986 through 1988, Mr. Douglas was employed in the investment banking division of Paine Webber Incorporated. Mr. Douglas has served as a director of the Company since September 1992.

         GERALD L. ADAMS, age 65, has been an entrepreneur for the past 35 years, starting, developing and operating a number of businesses primarily related to the shipping, trucking, and real estate industries. Mr. Adams currently owns and operates several companies, including (i) Adams Transportation, Inc. (trucking) where he has been President since 1963, (ii) TriRiver Dock, Inc.(stevedoring), where he has been President since 1970, (iii) Adams Ringside, Inc. (restaurant) and Clover Ridge, Inc. (shopping center operator), where he has been President since 1990, and (iv) Clover Ridge Estates, Inc. (residential real estate development), where he has been President since 1998. Mr. Adams has served as a director of the Company since October 1993.

         GERARD M. JACOBS, age 45, has been Chief Executive Officer and President of Huntington AluTech, Inc., a holding company engaged in the consolidation of the aluminum forging industry, since March 1999. From April 1996 to February 1999, Mr. Jacobs was Chief Executive Officer and a director of Metal Management, Inc., a company specializing in scrap metal. From 1983 through 1995, Mr. Jacobs developed resource recovery, landfill and hydroelectric projects for his own account and for the investment banking firm of Russell, Rea & Zappala, Inc.,

Pittsburgh, Pennsylvania. From 1978 to 1983, Mr. Jacobs practiced securities, corporate and banking law with the law firms of Reed, Smith, Shaw & McClay and Manion, Alder & Cohen, P.C., Pittsburgh, Pennsylvania. Mr. Jacobs has been a director of the Company since September 1994.

         ROBERT J. KEHL, age 65, has been an entrepreneur for the past 35 years, starting, developing and operating businesses primarily in the riverboat construction, gaming, riverboat touring and restaurant industries. Since 1993, Mr. Kehl has served as President of Kehl River Boats, Inc., a riverboat construction firm in Las Vegas, Nevada. Mr. Kehl has been a director of the Company since September 1994.

                     COMMITTEES OF THE BOARD AND ATTENDANCE

         The Board of Directors of the Company presently has the following standing committees:

         (A) the Audit Committee is currently comprised of Messrs. Simmons, Kehl and Jacobs, each of whom is an "independent director" as such term is defined by the NASD's listing standards. The Audit Committee, which held two meetings during the Company's last fiscal year, is authorized to nominate the Company's independent auditors and to review with the independent auditors the scope and results of the audit engagement. A copy of the Audit Committee Charter is attached hereto as Appendix A.

         (B) the Compensation and Stock Option Committee is currently comprised of Messrs. Adams, Douglas, McMurphy and Simmons. This Committee, which held three meetings during the Company's last fiscal year, recommends compensation levels for executive officers of the Company, and is authorized to consider and make grants of options pursuant to the Company's 1997 Stock Option Plan and to administer its stock option plans.

         During the Company's last fiscal year, the Board of Directors held three meetings and took action three times by unanimous written consent. Each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and by the Committees of the Board on which he served.

         The Company does not have a Directors Nominating Committee, such function being reserved to the entire Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers, and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended April 30, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with, except as follows: Gerald L. Adams, a director of the Company, filed one report on Form 4 late reporting certain sales of common stock.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and any other executive officer whose salary and bonus, if any, exceeded $100,000 in fiscal 2000 (the "Named Executive Officers"), for the years ended April 30, 2000, 1999 and 1998:

                                             SUMMARY COMPENSATION TABLE
                                                                                               Long-Term             All Other
                                                        Annual Compensation                   Compensation        Compensation (1)
                                              -----------------------------------------       ------------        ----------------
         Name and              Fiscal                                      Other Annual          Stock
    Principal Position          Year          Salary         Bonus         Compensation         Options
    ------------------         ------         ------         -----         ------------         -------              ----------
Edward R. McMurphy              2000        $ 350,000      $ 650,000            -                  -                   $12,967
   Chairman of the Board,       1999          312,500        800,000            -               400,000                 16,900
   President and Chief          1998          300,000        150,000            -                25,000                    -
   Executive Officer

Tilman J. Falgout, III          2000        $ 275,000      $ 375,000            -                  -                   $ 8,862
   Executive Vice President     1999          237,500        425,000            -               145,000                 12,728
   and General Counsel          1998          225,000         75,000            -                20,000                    -

Mark D. Slusser                 2000        $ 175,000      $ 275,000            -                  -                   $ 7,234
   Chief Financial Officer,     1999          156,250        250,000            -               115,000                  7,732
   Vice President Finance       1998          150,000         50,000            -                15,000                    -
   and Secretary


----------

(1) These amounts include contributions to the Company's 401(k) Plan and certain insurance premiums as follows:

                                                                 Disability     401(k)
                                                                  Insurance      Plan
                                                                 ----------     ------
                        Edward R. McMurphy             2000        $ 8,717     $ 4,250
                                                       1999          8,525       8,375
                                                       1998             --          --

                        Tilman J. Falgout, III         2000        $ 4,841     $ 4,021
                                                       1999          5,811       6,917
                                                       1998             --          --

                        Mark D. Slusser                2000        $ 2,206     $ 5,028
                                                       1999          2,207       5,525
                                                       1998             --          --

SEVERANCE AGREEMENTS

         In July 1996, the Board of Directors authorized the Company to enter into severance agreements with each of Mr. McMurphy, Mr. Falgout and Mr. Slusser, which agreements provide that in the event of a sale, merger, consolidation, change in control, or liquidation of the Company, or similar extraordinary corporate transaction causing a change in control, each such officer shall be entitled to 2.99 times the annual compensation paid to the executive as well as accelerated vesting of options under the Company's stock option plans.

STOCK OPTION PLAN

         In July 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan which was subsequently approved by the stockholders at the 1997 Annual Meeting (the "1997 Plan"). During the fiscal year ended April 30, 2000, no options were granted under the 1997 Plan to any Named Executive Officer.

         The following table provides certain information concerning each exercise of stock options under the Company's stock option plans during the fiscal year ended April 30, 2000, by the Named Executive Officers and the fiscal year-end value of unexercised options held by such persons under the Company's stock option plans:


                                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                           AND FISCAL YEAR-END OPTION VALUES

                                                                       Number of             Value of Unexercised
                                   Shares                         Unexercised Options          Options at Fiscal
                                  Acquired                        at Fiscal Year-End               Year-End
                                     On             Value            Exercisable/                Exercisable/
           Name                   Exercise         Realized          Unexercisable             Unexercisable(1)
           ----                   --------         --------       ------------------           ----------------
Edward R. McMurphy                   --               --            625,000/75,000               $1,189,063/$ -

Tilman J. Falgout, III               --               --            267,500/75,000                  421,875/ -

Mark D. Slusser                      --               --            120,000/60,000                  171,875/ -

--------------------

(1) The market value of the Company's Common Stock on April 28, 2000 was $5.25 per share, and options to purchase 870,000 shares held by the above officers were in-the-money. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Company's Common Stock exceeds the exercise price when the options are exercised.

DIRECTOR COMPENSATION

         Effective August 1, 1998, non-employee directors of the Company receive a $24,000 annual retainer, $2,000 per Board meeting attended in person, and $500 per Committee meeting attended in person. Directors who are also employees of the Company do not receive separate compensation for their services as a director. Pursuant to the Company's 1997 Stock Option Plan (the "Plan"), on the first business day of July in each year, each then serving non-employee director of the Company is automatically granted an option to purchase 2,500 shares of Common Stock, at an exercise price equal to the fair market value of such stock on the date of grant. Options granted under the Plan are exercisable for a period of up to ten years. In the event that a director ceases to be a director of the Company for any reason, options granted to the director will generally expire upon the earlier to occur of (1) the tenth anniversary of the date of grant of the option, or (2) ninety days following the date on which such director ceased to be a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended April 30, 2000, Edward R. McMurphy, Chairman of the Board, President and Chief Executive Officer of the Company, served as a member of the Compensation and Stock Option Committee of the Board of Directors. Mr. McMurphy also served as a Director of Huntington AluTech, Inc., a firm where Gerard M. Jacobs, a Director of the Company, serves as Chief Executive Officer.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation and Stock Option Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Board of Directors of the Company has a Compensation and Stock Option Committee ("Compensation Committee") which recommends compensation levels for the executive officers of the Company, including the Chief Executive Officer, and is authorized to consider and make grants of options pursuant to the Company's 1997 Stock Option Plan and to administer its option plans. The Compensation Committee held three meetings during fiscal 2000. During fiscal 2000 the Company had three executive officers, including Edward R. McMurphy, Chairman of the Board, President and Chief Executive Officer; Tilman J. Falgout, III, Executive Vice President and General Counsel; and Mark D. Slusser, Chief Financial Officer, Vice President Finance and Secretary.

         The Compensation Committee (then comprised of Messrs. Douglas, Simmons and Adams) met in January 1999 to discuss executive compensation. Upon recommendation from the Compensation Committee, the Board of Directors adopted a compensation package for the Company's executive officers that will remain in effect for a five-year period (unless modified by the Board of Directors or the Committee). As a result of such meeting, effective February 1, 1999, Mr. McMurphy's annual salary was set at $350,000 by the Compensation Committee. In determining such salary, the Compensation Committee considered Mr. McMurphy's recent performance in identifying and completing various acquisitions by the Company and his contribution to the overall performance of the Company in the last fiscal year, as well as his contribution to the Company's growth.

         The Compensation Committee considers from time to time the payment of bonuses to the executive officers in light of the performance of the Company and the effort made by the executive officers to promote the Company's businesses. Also in January 1999, the Board of Directors, upon recommendation of the Compensation Committee, approved and adopted a bonus program whereby in each fiscal year beginning with the fiscal year commencing May 1, 1998, a bonus equal to five percent of the Company's consolidated pre-tax income (before the bonus computation) would be earned collectively by the Company's executive officers. For purposes of the calculation, pre-tax income shall (i) exclude earnings or losses attributable to subsidiary minority shareholders, (ii) convert equity in earnings or loss of unconsolidated subsidiaries/investments to a pre-tax amount,
(iii) to the extent there is a pre-tax loss in a particular fiscal year, such loss shall be carried forward to offset pre-tax income in subsequent fiscal years, and (iv) be otherwise calculated in accordance with generally accepted accounting principles. This bonus program is intended to remain in effect for five fiscal years. Pursuant to this bonus program, for the fiscal year ended April 30, 2000, the executive officers were paid the following bonuses: Mr. McMurphy - $650,000, Mr. Falgout - $375,000 and Mr. Slusser - $275,000.

         In July 1996, the Board of Directors also authorized the Company to enter into severance agreements with each of Mr. McMurphy, Mr. Falgout and Mr. Slusser, which agreements provide that in the event of a sale, merger, consolidation, change in control, or liquidation of the Company, or similar extraordinary corporate transaction causing a change in control, each such officer shall be entitled to 2.99 times the annual compensation paid to the executive as well as accelerated vesting of options under the Company's stock option plans.

         The Compensation Committee believes that the foregoing agreements and actions are reasonable and provide competitive compensation packages necessary in order for the Company to retain the management expertise it needs.

         The Compensation Committee takes action from time to time, based upon guidelines and recommendations provided by the Board of Directors, to provide additional incentive compensation to the executive officers and other employees through the award of stock options under the Company's existing stock option plan. During fiscal 2000, no stock options were granted to any of the executive officers.

         The Company's future compensation policies will be developed in light of the Company's financial position and results of operations and with the goal of rewarding members of management for their contributions to the Company's success.

     DAVID J. DOUGLAS             JOHN DAVID SIMMONS            GERALD L. ADAMS       EDWARD R. MCMURPHY

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the fiscal year end percentage change in the cumulative total stockholder return on the Company's Common Stock against (i) the cumulative total return of the NASDAQ Market Index (U.S. companies), and (ii) the MG Group Index 744 - Auto Dealerships ("Automobile Index"), for the period of five fiscal years commencing on May 1, 1995 and ending on April 30, 2000.

         As the largest portion of the Company's revenues during the fiscal year ended April 30, 2000 were generated from automobile operations, the Company has determined that the Automobile Index is presently the most appropriate "peer group" index. The Company believes the Automobile Index is an accurate reflection of the Company's peer group as the Automobile Index is comprised of companies involved in the sale of automobiles and other vehicles through dealerships. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on May 1, 1995.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                     PERFORMANCE GRAPH FOR CROWN GROUP, INC.


















                                                 4/28/95     4/30/96     4/30/97    4/30/98    4/30/99    4/28/00
                                                 -------     -------     -------    -------    -------    -------
Crown Group, Inc.                                 100.0         39.7       43.6       87.2      118.0      107.7

Nasdaq Market Index (U.S. Companies)              100.0        142.6      150.9      225.6      309.4      469.0

Automobile Index                                  100.0        125.1       88.1       82.0       80.8       44.8

The dollar value at April 28, 2000 of $100 invested in the Company's Common Stock on May 1, 1995 was $107.69, compared to $44.76 for the Automobile Index described above and $469.03 for the Nasdaq Market Index (U.S. Companies).

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On October 20, 1999, the Company's Audit Committee unanimously approved the dismissal of PricewaterhouseCoopers LLP ("PwC") as the Company's independent accountants, and engaged Grant Thornton LLP as the Company's new independent accountants. The Company's Audit Committee cited cost considerations as a principal reason for the change.

         PwC's report on the financial statements of the Company for the two fiscal years preceding their dismissal did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two most recent fiscal years and the subsequent interim period preceding the dismissal of PwC, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

         No event listed in Paragraphs (A) through (D) of Item 304 a(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal of PwC except as follows:

         During the course of its fiscal 1999 year end closing process, the Company discovered certain accounting errors and irregularities at its Paaco Automotive Group, Inc. and Premium Auto Acceptance Corporation subsidiaries (collectively "Paaco"). As a result of such discovery PwC
         (i) expanded their fiscal 1999 audit procedures at Paaco and (ii) advised the Company that a material weakness existed in Paaco's financial reporting and accounting processes. The Company has restructured Paaco's management organization and has taken certain steps to ensure the integrity of Paaco's accounting and reporting procedures. Daniel Chu, former President of Paaco, resigned in July 1999.

         The Audit Committee of the Board of Directors of the Company met with PwC and discussed the subject matter of the audit procedures and advice of PwC with respect to Paaco, and the Company authorized PwC to respond fully to the inquiries of the Company's successor accountant concerning the subject matter of PwC's audit procedures and advice regarding Paaco.

         During the two most recent fiscal years and subsequent interim period preceding the engagement of Grant Thornton LLP, the Company did not consult with Grant Thornton LLP on (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was either the subject of a disagreement or a reportable event.

         PwC provided the Company with a letter indicating its agreement with the foregoing statements.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Grant Thornton LLP served as the Company's independent auditors for the fiscal year ended April 30, 2000. The Company has not as yet executed an engagement letter with respect to the audit of the Company's financial statements for the fiscal year ending April 30, 2001, but expects to do so in due course.

         A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions which stockholders might have. The Company knows of no direct or indirect material financial interest or relationship that members of this firm have with the Company.

                               REPORT ON FORM 10-K

         The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, as filed with the Securities and Exchange Commission, is available to stockholders who make written request therefor to the Secretary of the Company, Mark D. Slusser, at the offices of the Company, 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.

                              STOCKHOLDER PROPOSALS

         Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than May 30, 2001, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. In connection with the Company's Annual Meeting of Stockholders to be held in 2001, if the Company does not receive notice of a matter or proposal to be considered by August 13, 2001, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is raised at that Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                  OTHER MATTERS

         Management does not know of any matter to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.


By Order of the Board of Directors.




Edward R. McMurphy
Chairman of the Board,
President and Chief Executive Officer

September 1, 2000

                                   APPENDIX A

                                CROWN GROUP, INC.

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

         The Audit Committee of Crown Group, Inc. (the "Company") shall be composed of at least three members of the Board of Directors of the Company (the "Board"), each of whom is outside of the management of the Company and is free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as an Audit Committee member. In accordance with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), each member of the Audit Committee must have a minimum level of financial literacy, and one member must have accounting or financial management experience resulting in the individual's financial sophistication. The Audit Committee shall annually elect from among its members a Chairman, who shall preside over meetings of the Audit Committee.

STATEMENT OF POLICY

         The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to the Company's accounting and financial reporting practices, and the quality and integrity of the Company's financial statements.

RESPONSIBILITIES

          In furtherance of the policy of the Audit Committee, it will be the responsibility of the Audit Committee to:

     o maintain free and open means of communication among Board members, the outside auditors, the internal auditors and the financial management of the Company.

     o select and appoint the outside auditors, which firm is ultimately accountable to the Audit Committee and the Board.

     o evaluate the performance of the outside auditors and, if the Audit Committee deems it to be in the best interests of the Company, replace the outside auditors.

     o confirm and assure the independence of the outside auditors, and in connection therewith, review the fees paid to the outside auditors for both audit and non-audit services.

     o obtain, annually, a formal written statement from the outside auditors consistent with Independence Standards Board Standard No. 1, delineating relationships between the outside auditors and the Company, and actively engage in dialogue with the outside auditors regarding matters that might reasonably be expected to affect their independence.

     o discuss telephonically and/or meet with the outside auditors and financial management of the Company during the fourth quarter of the fiscal year to review the scope of the proposed annual audit and the audit procedures to be utilized. This discussion/meeting will include the Chairman of the Committee only.

     o discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     o review, with the outside auditors and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     o    review with management and, as appropriate, the outside auditors:

          o the Corporation's annual financial statements and related footnotes, prior to filing by the Corporation of the Form 10-K with the Securities and Exchange Commission;

          o any problems or difficulties the outside auditors may have encountered and any management letter provided by the outside auditors and the Corporation's response to any such letter;

          o any significant changes to the Corporation's auditing and accounting principles and practices suggested by the Corporation's outside auditors or by management; and

          o at periodic meetings with management, the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     o provide sufficient opportunity for the outside auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the outside auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the outside auditors received during the course of the audit.

     o investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     o ensure that the outside auditors conduct a review in accordance with Statement on Auditing Standards No. 71 prior to each filing of the Corporation's Form 10-Q with the Securities and Exchange Commission.

     o prepare the report of the Audit Committee required pursuant to the rules promulgated by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

     o submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board, and make such recommendations to the Board as the Audit Committee may deem appropriate.

     o review and reassess the adequacy of this Audit Committee Charter on an annual basis and recommend any proposed changes to the Board for adoption.

         In addition, the Audit Committee will perform such other functions as assigned by law, NASD rules, the Corporation's charter or bylaws, or the Board.

         While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to specifically plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditors, or to assure compliance with laws and regulations or rules of the NASD.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                                CROWN GROUP, INC.

     The undersigned stockholder(s) of Crown Group, Inc., a Texas corporation, hereby appoints Edward R. McMurphy and Mark D. Slusser, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of Crown Group, Inc. to be held on Thursday, October 19, 2000 at 10:00 a.m. local time at the Four Seasons Hotel and Resort, 4150 North MacArthur Boulevard, Irving, Texas 75038, to vote the shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

     (1) To elect seven directors for a term of one year and until their successors are elected and qualified:

             [ ] FOR all nominees listed below (except as indicated to the contrary below)

             [ ] AGAINST AUTHORITY to vote for all nominees

                 Edward R. McMurphy          Tilman J. Falgout, III
                 John David Simmons          Gerald L. Adams
                 David J. Douglas            Gerard M. Jacobs
                 Robert J. Kehl

If you wish to withhold authority to vote for any individual nominee(s), write the name(s) on the line below:

-------------------------------------------------------------------------------

     (2) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

     PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder. If no direction is made, it will be voted FOR Proposal 1 and as the proxies deem advisable on such other matters as may come before the meeting.

                                  Dated                                  , 2000
                                        ---------------------------------


                                  ---------------------------------------------
                                                   Signature

                                  ---------------------------------------------
                                                   Signature

                                  (This Proxy should be marked, dated, and
                              signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)